UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2010

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On September 15, 2010, Support.com, Inc. (the “Company”) received notice of Office Depot Inc.’s (“Office Depot”) acceptance and execution of Amendment Number 6 to the Professional Services Agreement (the “Amendment”), dated as of September 13, 2010, by and between Office Depot and the Company. Pursuant to the terms of the Amendment, the Company has agreed to extend the initial term of the original Professional Services Agreement for an additional five quarters after the existing term, in addition to amendments to certain other terms thereunder. There are no material relationships among the Company and Office Depot or any of their respective affiliates, other than with respect to the Amendment and Professional Services Agreement.

The foregoing description of the Amendment does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1 Amendment Number 6 to Professional Services Agreement, dated September 13, 2010, by and between Support.com and Office Depot, Inc. Confidential treatment is requested for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2010

SUPPORT.COM, INC.

By:	/S/ SHELLY SCHAFFER
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment Number 6 to Professional Services Agreement, dated September 13, 2010, by and between Support.com and Office Depot, Inc. Confidential treatment is requested for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission